Exhibit 10.1

Amendment to the Wayside Technology Group, Inc. 2012 Stock-Based Compensation Plan

Section 2(f) of the Wayside Technology Group, Inc. 2012 Stock-Based Compensation Plan is amended and restated as follows:

(f)

“Change in Control” means: a change in control of a nature that would be required to be reported in response to Item 1 of a Current Report on Form 8-K as in effect on the date the Plan becomes effective under section 13 or 15(d) of the Exchange Act, provided that, without limitation, a Change in Control shall be deemed to have occurred if:

(i)

The acquisition of more than 50% of beneficial ownership of the combined voting stock of the Company by any person or group other than the Company or its subsidiaries or any employee benefit plan of the Company or any person who was an officer or director of the Company on the effective date of the 2012 Plan;

(ii)

Consummation by the Company of a reorganization, merger or consolidation in which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of then outstanding voting securities of the corporation resulting from such a reorganization, merger or consolidation, unless the transaction is structured as “merger of equals” and the Board determines that a change in control has not occurred;

(iii)	The sale of all or substantially all of the Company’s assets to a party which is not controlled by or under common control with the Company; or
(iv)

During any 24 month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, except that individuals whose election or nomination was approved by a vote of at least a majority of the Incumbent Directors then on the Board (other than in connection with an actual or threatened election contest) are treated as Incumbent Directors.